THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ICOA, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.



                          COMMON STOCK PURCHASE WARRANT


                                   ICOA, INC.


                            Expires December 17, 2006


Date of Issuance:  December 17, 2001       Number of Shares: As Set Forth Herein

1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ICOA, Inc., a Nevada corporation (the "Company"), Go Online Networks Corporation (the "Holder") is hereby granted the right to purchase at any time after December 17, 2002 (the "Exercise Date") until 5:00 P.M., New York City time, on December 6, 2006 (the "Expiration Date"), such number of shares (the "Warrant Shares") of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), that represent, in the aggregate, a total market value of One Hundred Thousand Dollars ($100,000), determined as of the Exercise Date, as follows: The per share exercise price of the Warrant Shares shall be equal to seventy five percent (75%) of the average bid price per share of the Common Stock for the three (3) trading days immediately preceding the Exercise Date. The total exercise price for all Warrant Shares (the "Exercise Price") shall be One Hundred Dollars ($100). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Asset Purchase Agreement dated as of December 17, 2001 (the "Agreement"), and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

2. Exercise of Warrants. Exercise of the purchase rights represented by this Warrant may be made at any time or times after the Exercise Date, and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of an amount of consideration therefor payable by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price, or a ratable portion thereof if fewer than all Warrant Shares are to be purchased. In the event of an exercise of this Warrant in accordance with this Section 2, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

4. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the Holder owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.

                  An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

7. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

8. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto, addressed to such Holder at its last know address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to:

                                   ICOA, Inc.
                                   111 Airport Road
                                   Warwick, RI 02889
                                   Facsimile no.: (401) 739 9215

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other party hereto by notice given in accordance with this Section.

10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of December 17, 2001.



                                               ICOA, INC.



                                               By:/s/ George Strouthopoulos
                                                      ---------------------
                                               Name:  George Strouthopoulos
                                               Title: CEO

                          NOTICE OF EXERCISE OF WARRANT


                  The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant certificate dated as of __________, 2001, to purchase __________ shares of the Common Stock, par value $0.0001per share, of ICOA, Inc, and tenders herewith a payment of $_________ by certified check, cashier's check or wire transfer

                  Number of Warrant Shares to be Issued:________________________

                  In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

                  Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                           -------------------------------



Dated: ______________

                                              ----------------------------------
                                               Name:

ACKNOWLEDGED BY:

ICOA, INC.

By:_________________________
      Name:
      Title: